Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contact: The IGB Group Leon Berman 212.477.8438 lberman@igbir.com
Compass Diversified Holdings Reports First Quarter 2019 Financial Results

Reports Growth of Consolidated Revenues, Net Income and Adjusted EBITDA; Provides Shareholders with Stable and Sizable Distributions

Realizes Benefits from Investments in Branded Consumer Subsidiaries
Westport, Conn., May 1, 2019 - Compass Diversified Holdings (NYSE: CODI) (“CODI,” “we,” “our” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2019.

First Quarter 2019 Highlights

•	Reported net sales of $402.5 million;

•	Reported net income of $110.2 million;

•	Reported non- GAAP Adjusted EBITDA of $56.7 million;

•	Reported Cash Used in Operating Activities of $8.9 million, and Generated Cash Flow Available for Distribution and Reinvestment (“CAD”) of $17.6 million for the first quarter of 2019;

•	Completed the sale of our Manitoba Harvest subsidiary for a $121.7 million gain;

•
Paid a first quarter 2019 cash distribution of $0.36 per share on CODI’s common shares in April 2019, bringing cumulative distributions paid to $17.8752 per common share since CODI’s IPO in May of 2006;

•	Paid a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares and $0.4921875 per share on the Company's 7.875% Series B Preferred Shares in April 2019;

•	Subsequent to the end of the quarter, promoted Pat Maciariello to newly created position of Chief Operating Officer.

“Our operating results in the first quarter exceeded our expectations, as we reported solid consolidated revenues, net income and adjusted EBITDA growth across our group of leading, niche middle market business,” said Elias Sabo, CEO of Compass Diversified Holdings. “During the first quarter, we also realized tangible benefits from previous investments in the management, sales and marketing functions at several of our branded consumer businesses, highlighted by the sale of Manitoba Harvest at a highly attractive valuation and 5.11 Tactical’s improving EBITDA margins.”

Mr. Sabo continued, “Our success monetizing Manitoba Harvest resulted in CODI realizing a sizeable gain in just over three years of ownership, increasing total realized gains to over $870 million for shareholders since our IPO. Complementing our focus on building long-term and sustainable value in CODI and its leading subsidiaries, we are pleased to have promoted long-time partner at Compass Group Management Pat Maciariello to the newly created position of Chief Operating Officer. Going forward, our focus remains on continuing to work with our world-class management teams to best capitalize on growth opportunities, implementing our proven and disciplined acquisition strategy, opportunistically divesting businesses and providing sizable distributions.”

Operating Results
Net sales for the quarter ended March 31, 2019 was $402.5 million, as compared to $344.4 million for the quarter ended March 31, 2018. The March 31, 2018 net sales do not include Rimports, Foam Fabricators and Ravin net sales prior to CODI’s ownership.

Net income for the quarter ended March 31, 2019 was $110.2 million, as compared to net loss of $1.6 million for the quarter ended March 31, 2018. Current quarter net income includes the $121.7 million gain on the sale of Manitoba Harvest, offset by a loss on the sale of the Tilray shares received at closing of $5.3 million.

Adjusted EBITDA (see Note Regarding Use of Non-GAAP Financial Measures below) for the quarter ended March 31, 2019 was $56.7 million, as compared to $42.9 million for the quarter ended March 31, 2018. March 31, 2018 Adjusted EBITDA does not include Rimports, Foam Fabricators and Ravin results prior to CODI’s ownership.

CODI reported CAD (see Note Regarding Use of Non-GAAP Financial Measures below) of $17.6 million for the quarter ended March 31, 2019, as compared to $14.0 million for the prior year’s comparable quarter. CODI’s CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI’s subsidiaries, which have totaled over $870 million since going public in 2006. The increase in CAD over the prior year quarter is primarily the result of the operating performance of our 2018 acquistions of Foam Fabricators, Rimports and Ravin, offset by the additional interest cost on our $400 million Senior Notes issued in April 2018.

Liquidity and Capital Resources
For the quarter ended March 31, 2019, CODI reported Cash Used in Operating Activities of $8.9 million, as compared to Cash Provided by Operating Activities of $6.6 million for the quarter ended March 31, 2018.
CODI’s weighted average number of shares outstanding for the quarters ended March 31, 2019 and March 31, 2018 were 59.9 million.

As of March 31, 2019, CODI had approximately $39.8 million in cash and cash equivalents, $495 million outstanding on its term loan facility, $400 million outstanding in Senior Notes and $85 million in outstanding borrowings under its revolving credit facility.

The Company has no significant debt maturities until 2023 and had net borrowing availability of approximately $515 million at March 31, 2019 under its revolving credit facility.

First Quarter 2019 Distributions
On April 4, 2019, CODI’s Board of Directors (the “Board”) declared a first quarter distribution of $0.36 per share on the Company’s common shares (the “Common Shares”). The cash distribution was paid on April 25, 2019 to all holders of record of Common Shares as of April 18, 2019. Since its IPO in May of 2006, CODI has paid a cumulative distribution of $17.8752 per common share.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Preferred Shares”). The distribution on the Preferred Shares covered the period from and including January 30, 2019, up to, but excluding, April 30, 2019. The distribution for such period was paid on April 30, 2019 to all holders of record of Preferred Shares as of April 15, 2019.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company's 7.875% Series B Preferred Shares (the "Series B Preferred Shares"). The distribution on the Series B Preferred Shares covered the period from and including January 30, 2019, up to, but excluding, April 30, 2019. The distribution for such period was paid on April 30, 2019 to all holders of record of Series B Preferred Shares as of April 15, 2019.
Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow from Operating Activities on the attached schedules. We consider Net Income and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our nine majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built tactical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	Environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings (Clean Earth);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The manufacture and marketing of branded, hemp-based food products (Manitoba Harvest);

•
The manufacture and marketing of portable food warming fuels for the hospitality and consumer markets, flameless candles and house and garden lighting for the home decor market, and wickless candle products used for home decor and fragrance systems (The Sterno Group); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor)

This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2018 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Compass Diversified Holdings Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018
Net sales	$402,489	$344,352
Cost of sales	266,300	225,186
Gross profit	136,189	119,166
Operating expenses:
Selling, general and administrative expense	93,199	91,300
Management fees	11,082	10,762
Amortization expense	17,040	11,537
Operating income	14,868	5,567
Other income (expense):
Interest expense, net	(18,582)	(6,182)
Amortization of debt issuance costs	(927)	(1,098)
Loss on sale of Tilray shares	(5,300)	—
Other expense, net	(571)	(1,374)
Income (loss) from continuing operations before income taxes	(10,512)	(3,087)
Provision (benefit) for income taxes	403	(1,860)
Net loss from continuing operations	(10,915)	(1,227)
Loss from discontinued operations, net of tax	(586)	(394)
Gain on sale of discontinued operations, net of tax	121,659	—
Net income (loss)	110,158	(1,621)
Less: Income from continuing operations attributable to noncontrolling interest	1,300	359
Less: Income (loss) from discontinued operations attributable to noncontrolling interest	(450)	361
Net income (loss) attributable to Holdings	$109,308	$(2,341)

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.31)	$(0.08)
Discontinued operations	2.03	(0.01)
	$1.72	$(0.09)

Basic weighted average number of common shares outstanding	59,900	59,900

Cash distributions declared per Trust common share	$0.36	$0.36

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended March 31,
	2019	2018

Net Sales	$402,489	$344,352
Acquisitions (1)	—	39,828
Pro Forma Net Sales	$402,489	$384,180

(1)	Net sales of Foam Fabricators and Rimports (Sterno Group add-on) as if those businesses were acquired January 1, 2018.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended March 31,
(in thousands)	2019	2018

Branded Consumer
5.11 Tactical	$88,089	$83,957
Ergobaby	22,452	22,162
Liberty	22,204	23,453
Velocity Outdoor (2)	31,137	24,408
Total Branded Consumer	$163,882	$153,980

Niche Industrial
Advanced Circuits	$23,069	$22,063
Arnold Magnetics	30,028	29,399
Clean Earth	63,632	58,221
Foam Fabricators (1)	30,682	30,490
Sterno Group (1)	91,196	90,027
Total Niche Industrial	$238,607	$230,200

	$402,489	$384,180

(1)	Foam Fabricators and Rimports (Sterno Group add-on) are proforma as if those businesses were acquired January 1, 2018.

(2)	The above 2018 results exclude management's estimate of net sales, before our ownership, of $10.9 million at Ravin which was acquired in August 2018.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash flow Available for Distribution and Reinvestment
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Net income (loss)	$110,158	$(1,621)
Loss from discontinued operations, net of income tax	(586)	(394)
Gain on sale of discontinued operations	121,659	—
Income (loss) from continuing operations	$(10,915)	$(1,227)
Provision (benefit) for income taxes	403	(1,860)
Income (loss) from continuing operations before income taxes	$(10,513)	$(3,087)
Other income (expense), net	(571)	(1,374)
Amortization of debt issuance costs	(927)	(1,098)
Gain (loss) on sale of securities	(5,300)	—
Interest expense, net	(18,582)	(6,182)
Operating Income	$14,867	$5,567
Adjusted For:
Depreciation	10,581	9,104
Amortization	17,040	12,208
Non-controlling shareholder compensation	2,116	2,340
Acquisition expenses	366	2,189
Integration services fees	281	656
Management fees	11,082	10,762
Other	414	80
Adjusted EBITDA	$56,747	$42,906
Interest at Corporate, net of unused fee (1)	(16,944)	(8,395)
Swap payment	(94)	(706)
Management fees	(11,082)	(10,762)
Capital expenditures (maintenance)	(4,997)	(5,886)
Current tax expense (cash taxes) (2)	(2,029)	(1,783)
Preferred share distributions	(3,781)	(1,813)
Discontinued operations	(171)	695
Miscellaneous items	—	(238)
Cash Available for Distribution or Reinvestment ('CAD')	$17,649	$14,018

(1)
Interest expense at Corporate reflects consolidated interest expense less non-cash components such as, unrealized gains and losses on our swap and original issue discount amortization. We include the cash component of our swap payment above in our reconciliation to CAD.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations

Compass Diversified Holdings
Adjusted EBITDA (1)
(unaudited)

	Three months ended March 31,
(in thousands)	2019	2018

Branded Consumer
5.11 Tactical	$8,305	$5,896
Ergobaby	5,597	4,698
Liberty	2,222	3,346
Velocity Outdoor (2)	3,987	3,147
Total Branded Consumer	$20,111	$17,087

Niche Industrial
Advanced Circuits	$7,339	$6,865
Arnold Magnetics	3,210	3,398
Clean Earth	8,260	6,733
Foam Fabricators (2)	7,226	3,503
Sterno Group (2)	13,900	8,908
Total Niche Industrial	$39,935	$29,407

Corporate expense (3)	(3,299)	(3,588)
Total Adjusted EBITDA	$56,747	$42,906

(1)	Please refer to our recently filed 10-Q for detail on subsidiary pro forma adjusted EBITDA, and reconciliation to net income.

(2)	The above 2018 results exclude management's estimate of adjusted EBITDA, before our ownership, of $5.5 million at Rimports, $2.8 million at Foam Fabricators and $2.9 million at Ravin.

(3)	Please refer to the recently filed 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings Summarized Statement of Cash Flows (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Net cash (used in) provided by operating activities	$(8,936)	$6,643
Net cash provided by (used in) investing activities	168,944	(415,628)
Net cash (used in) provided by financing activities	(172,448)	413,418
Effect of foreign currency on cash	(1,049)	2,007
Net increase (decrease) in cash and cash equivalents	(13,489)	6,440
Cash and cash equivalents — beginning of period	53,326	39,885
Cash and cash equivalents — end of period	$39,837	$46,325

Compass Diversified Holdings Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Net income (loss)	$110,158	$(1,621)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,638	22,933
Gain on sale of business	(121,659)	—
Amortization of debt issuance costs and original issue discount	1,079	1,353
Unrealized (gain) loss on derivatives	1,099	(2,901)
Noncontrolling stockholder charges	2,205	2,551
Provision for loss on receivables	696	328
Other	334	(177)
Deferred taxes	(2,323)	(4,311)
Changes in operating assets and liabilities	(29,163)	(11,512)
Net cash (used in) provided by operating activities	(8,936)	6,643
Plus:
Unused fee on revolving credit facility	387	452
Successful acquisition costs	366	2,189
Integration services fee (1)	281	656
Realized loss from foreign currency effect (2)	363	1,339
Changes in operating assets and liabilities	29,163	11,512
Loss on sale of Tilray shares	5,300	—
Less:
Maintenance capital expenditures (3)	4,997	5,972
Payment of interest rate swap	94	706
Preferred share distributions	3,781	1,813
Other	403	282
CAD	$17,649	$14,018

Distribution paid in April 2019/ 2018	$21,564	$21,564

(1)	Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.

(2)	Reflects the foreign currency transaction gain/ loss resulting from the Canadian dollar intercompany loans issued to Manitoba Harvest.

(3)	Excludes growth capital expenditures of approximately $2.5 million and $6.2 million for the three months ended March 31, 2019 and 2018, respectively.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended March 31,
(in thousands)	2019	2018
Niche Industrial
Advanced Circuits	$188	$97
Arnold Magnetics	1,112	1,252
Clean Earth	1,350	1,257
Foam Fabricators	498	398
Sterno Group	452	384
Total Niche Industrial	$3,600	$3,388

Branded Consumer
5.11 Tactical	$212	$1,362
Ergobaby	71	288
Liberty	126	61
Velocity Outdoor	988	787
Total Branded Consumer	$1,397	$2,498

	$4,997	$5,886

Compass Diversified Holdings Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$39,837	$50,749
Accounts receivable, net	263,494	265,234
Inventories	313,910	307,437
Prepaid expenses and other current assets	87,964	35,810
Current assets of discontinued operations	—	21,955
Total current assets	705,205	681,185
Property, plant and equipment, net	203,549	208,661
Goodwill and intangible assets, net	1,345,230	1,361,014
Other non-current assets	115,642	12,008
Non-current assets of discontinued operations	—	109,467
Total assets	$2,369,626	$2,372,335

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$207,165	$226,424
Due to related party	10,609	11,093
Current portion, long-term debt	5,000	5,000
Other current liabilities	27,338	7,334
Current liabilities of discontinued operations	—	9,429
Total current liabilities	250,112	259,280
Deferred income taxes	61,023	62,284
Long-term debt	955,395	1,098,871
Other non-current liabilities	102,315	17,790
Non-current liabilities of discontinued operations	—	14,768
Total liabilities	1,368,845	1,452,993
Stockholders' equity
Total stockholders' equity attributable to Holdings	948,594	859,372
Noncontrolling interest	52,187	48,810
Noncontrolling interest of discontinued operations	—	11,160
Total stockholders' equity	1,000,781	919,342
Total liabilities and stockholders’ equity	$2,369,626	$2,372,335